Exhibit 32.2

CERTIFICATION PURSUANT TO
17 CFR 240.15d-14(b) AND
18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Lument Finance Trust, Inc. (the “Company”) for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James A. Briggs, as Chief Financial Officer (principal financial officer and principal accounting officer) of the Company, certify, pursuant to 17 CFR 240.15d-14(b) and 18 U.S.C. Section 1350, that, to the best of my knowledge:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2021	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer (principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to Lument Finance Trust, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.